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                        BYLAWS OF ATLAS RESOURCES, INC.




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                                                                Exhibit 3(b)



                              ATLAS RESOURCES, INC.


                                     BY-LAWS



ARTICLE I - OFFICES

       1. REGISTERED OFFICE. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania, at such place as the Board of Directors shall, from time to time, determine.

       2. OTHER OFFICES. The Corporation may also have offices at such other places as the Board of Directors may from time to time, determine.


ARTICLE II - SHAREHOLDERS' MEETINGS

       1. PLACE OF SHAREHOLDERS' MEETINGS. Meetings of Shareholders shall be held at such place within or without the Commonwealth of Pennsylvania as shall be fixed by the Board of Directors from time to time. If no such place is fixed by the Board of Directors, meetings of the Shareholders shall be held at the registered office of the Corporation.

       2. ANNUAL MEETING. A meeting of the Shareholders of the Corporation shall be held in each calendar year, commencing with the year 1980, on the _________ at ___________ o'clock __ M., if not a legal holiday, and if such day is a legal holiday, then such meeting shall be held on the next business day.

       At such annual meeting, there shall be held an election for a Board of Directors to serve for the ensuing year and until their successors shall be duly elected.

       Unless the Board of Directors shall deem it advisable, financial reports of the Corporation's business need not be sent to the Shareholders and need not be presented at the annual meeting. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.

       3. SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time.

            (a)  By the President of the Corporation; or

            (b)  By a majority of the Board of Directors; or

            (c) By the holders of not less than one-fifth of all the shares outstanding and entitled to vote.

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       Upon the written request of any person entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give notice of such meeting to be held at such time, not less than ten (10) nor more than sixty (60) days after the receipt of such request, as the Secretary may fix. If the Secretary shall neglect or refuse to give such notice within ten (10) days after receipt of such request, the person or persons making such request may do so

       4. NOTICES OF SHAREHOLDERS' MEETINGS. Except as otherwise specifically provided by law, at least five days' written notice shall be given of the annual meeting and any special meeting of the Shareholders. Such notices shall be given in the name of the Secretary or the Assistant Secretary.

       5. QUORUM. The presence, in person or by proxy, of the holders or a majority of the outstanding shares entitled to vote shall constitute a quorum. The Shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. In the case of any meeting for the election of Directors, those Shareholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing Directors.

       6. VOTING. The officer or agent having charge of the transfer books of the Corporation shall make, at least five days before any meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting.

       At all Shareholders' meetings, Shareholders entitled to vote may attend and vote either in person or by proxy. All proxies shall be in writing and shall be filed with the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven months from the date of execution, unless a longer time is expressly provided therein; but in no event shall a proxy, unless coupled with an interest, be valid after three years after the date of its execution.

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       Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. Such vote may be taken by voice unless a Shareholder demands that it be taken by ballot, in which event the vote shall be taken by written ballot, and the Judge or Judges of Election or, if none, the Secretary of the meeting shall tabulate and certify the results of such vote.

       7. INFORMAL ACTION BY SHAREHOLDERS. Any action which may be taken at a meeting of the Shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.


ARTICLE III - BOARD OF DIRECTORS

       1. NUMBER. The business and affairs of the Corporation shall be managed by a Board of two Directors.

       2. PLACE OF MEETING. Meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania, or elsewhere, as a majority of the Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

       3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of Shareholders at the place where such meeting of the Shareholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board.

       4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever ordered by the President or by a majority of the Directors in office.

       5. NOTICES OF MEETINGS OF BOARD OF DIRECTORS.

            (a) REGULAR MEETINGS. No notice shall be required to be given or any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Article III, Paragraph 3 of these By-Laws, in which event one day's notice shall be given of the time and place of such meeting.

            (b) SPECIAL MEETINGS. At least one day's notice shall be given of the time when, place where, and purpose for which any special meeting of the Board of Directors is to be held.

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       6. QUORUM. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If there be less than a quorum present, the majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

       7. INFORMAL ACTION BY THE BOARD OF DIRECTORS. If all the Directors shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

       8. POWERS.

            (a) GENERAL POWERS. The Board of Directors shall have all the power and authority granted by law to the Board, including all powers necessary or appropriate to the management of the business and affairs of the Corporation.

            (b) SPECIFIC POWERS. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Articles and By-Laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

            (1) To confer upon any officer or officers of the Corporation, the power to choose, remove or suspend assistant officers, agents or servants.

            (2) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

            (3) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

            (4) By resolution adopted by a majority of the whole Board of Directors, to delegate two or more of its number to constitute an executive committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation.

            (5) To fix the place, time and purpose of meetings of Shareholders.

            (6) To determine who shall be authorized on the Corporation's behalf to sign bills; notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

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       9. COMPENSATION OF DIRECTORS. Compensation of Directors, if any, shall be as determined from time to time by resolution of the Board of Directors.

       10. REMOVAL OF DIRECTORS BY SHAREHOLDERS. The entire Board of Directors or any individual Director may be removed from office without assigning any cause by a majority vote of the holders of the outstanding shares entitled to vote at an election of Directors. In case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time. Unless the entire Board of Directors be removed, no individual Director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal which, if voted at an election of the full Board of Directors, would be sufficient to elect one or more Directors.

       11. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected shall be a Director until his successor is elected by the Shareholders, who may make such election at the next annual meeting of the Shareholders or at any special meeting duly called for that purpose and held prior thereto.


ARTICLE IV - OFFICERS

       1. ELECTION AND OFFICE. The Corporation shall have a President, a Secretary and a Treasurer, who shall be elected by the Board of Directors. The Board of Directors may elect as additional officers, a Chairman of the Board of Directors, one or more Vice-Presidents, and one or more assistant officers. Any two or more offices may be held by the same person.

       2. TERM. The President, the Secretary and the Treasurer shall each serve for a term of one year and until their respective successors are duly elected and qualified, unless removed from office by the Board of Directors during their respective tenures. The term of office of any other officer shall be as specified by the Board of Directors.

       3. POWERS AND DUTIES OF THE PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the Commonwealth of Pennsylvania, these By-Laws, and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents, shall

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preside at all meetings of the Shareholders at which he shall be present, and unless there is a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors and shall be a member of all committees.
He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

       Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation, to attend and to act and to vote at any meeting of the Shareholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised

       4. POWERS AND DUTIES OF THE SECRETARY. Unless otherwise determined by the Board of Directors, the Secretary shall keep the minutes of all meetings of the Board of Directors, Shareholders and all committees, in books provided for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

       5. POWERS AND DUTIES OF THE TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall enter regularly, in books of the Corporation to be kept by him for the purpose, full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

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       6. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS. Unless
otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors and shall serve ex officio as a member of every committee of the Board of Directors. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.

       7. POWERS AND DUTIES OF VICE-PRESIDENTS AND ASSISTANT OFFICERS. Unless otherwise determined by the Board of Directors, each Vice-President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice-Presidents and Assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his absence or upon his disability or when so directed by such superior officer or by the Board of Directors. The President shall be the superior officer of the Vice-Presidents. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

       8. DELEGATION OF OFFICE. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

       9. VACANCIES. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.


ARTICLE V - CAPITAL STOCK

       1. SHARE CERTIFICATES. Every share certificate shall be signed by the President or a Vice-President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or by a transfer clerk and a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.

       2. TRANSFER OF SHARES. Transfers of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer.

       3. DETERMINATION OF SHAREHOLDERS OF RECORD AND CLOSING TRANSFER BOOKS. The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of Shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of

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shares will be made or go into effect, as a record date for the determination of the Shareholders entitled to notice of or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares or otherwise. In such case, only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten
(10) days before the closing thereof to each Shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. Unless a record date is fixed by the Board of Directors for the determination of Shareholders entitled to receive notice of or vote at, a Shareholders' Meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting. The
Corporation may treat the registered owner of each share of stock as the person exclusively entitled to vote, to receive notifications and otherwise, to exercise all the rights and powers of the owner thereof.

       4. LOST SHARE CERTIFICATES. Unless waived in whole or in part by the Board of Directors from time to time, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate, shall (1) make an affidavit or affirmation of the facts and circumstances surrounding the same; (2) advertise such facts to the extent and in such manner as the Board of Directors may require; (3) give the Corporation a bond of indemnity in form, and with one or more sureties satisfactory to the Board, in an amount to be determined by the Board, whereupon the proper officers may issue a new certificate.

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ARTICLE VI - NOTICES

       1. CONTENTS OF NOTICE. Whenever any notice of a meeting is required to be given pursuant to these By-Laws or the Articles, or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

       2. METHOD OF NOTICE. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the telegraph office for transmission. If no address for a Shareholder appears on the books of the Corporation and such Shareholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such Shareholder, care of General Delivery in the City in which the Registered Office of the Corporation is located, shall be sufficient.

       3. WAIVER OF NOTICE. Whenever any written notice is required to be given by the Articles or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.

ARTICLE VII - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS.

       1. Each Director and each officer and former Directors or officers, and any person who may have served, at its request, as a Director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, shall be indemnified by the Corporation against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties or a party by reason of being or having been directors or officers or a Director or officer of the Corporation or of such other corporation, except in relation to matters as to which any such Director or officer or former Director or officer or person shall be adjudged, in such action, suit, or proceeding, to be liable for

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negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, Agreement, vote of Shareholders, or otherwise.

ARTICLE VIII - FISCAL YEAR

       1. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE IX - AMENDMENTS

       1. The Shareholders entitled to vote thereon shall have the power to alter, amend or repeal these By-Laws, by a majority of those voting, at any regular or special meeting, duly convened after notice to the Shareholders of such purpose. The Board of Directors, by a majority vote of those voting, shall have the power to alter, amend and repeal these By-Laws, at any regular or special meeting duly convened after notice of such purpose, subject always to the power of the Shareholders to change such action.